EXHIBIT 24

Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints each of Michael J. Wall, Amir Rosenthal and Julie Zaleski, signing individually, the undersigned’s true and lawful attorneys-in fact and agents, each with the power to act alone for the undersigned and in the name, place and stead of the undersigned (“Attorneys in Fact”) to:

(1) execute, deliver and file with the United States Securities and Exchange Commission, for and on behalf of the undersigned, an officer, director or holder of 10% or more of a registered class of securities of Performance Sports Group Limited, a British Columbia corporation (the “Company”), Forms 3, 4 and 5 and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any nature whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power of authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of: (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company or (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of March  24 , 2016.

BY:	/s/ Daniel M. Friedberg
Name:	Daniel M. Friedberg

STATE OF CONNECTICUT	)
ss. GREENWICH
COUNTY OF FAIRFIELD	)

On March  24 , 2016 before me, Lynn Raymond, Notary Public, personally appeared Daniel M. Friedberg, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Lynn Raymond
Lynn Raymond
NOTARY PUBLIC
My Commission Expires 9/30/2020

LYNN M RAYMOND
Notary Public
Connecticut
My Commission Expires Sep 30, 2020

[Signature Page to PoA relating to Forms 3, 4 & 5]